Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is entered into as of the 8th day of December, 2022, by and between the DEPARTMENT OF HOUSING AND COMMUNITY DEVELOPMENT, a principal department of the State of Maryland (“Lender”) and CLENE NANOMEDICINE, INC., a Delaware corporation (“Borrower”).

RECITALS

WHEREAS, Lender has agreed to make a commercial loan to Borrower in the principal amount of $5,000,000 (the “Loan”) to be used by Borrower to support the development and commercialization of CNM-Au8 and the expansion of Borrower’s manufacturing operations (the “Project”); and

WHEREAS, Lender is making the Loan under the Department’s Venture Debt Loan Program, pursuant to federal funds received by the Department, funded through State Small Business Credit Initiative (the “Program”), as authorized by the American Rescue Plan of 2021 (“ARPA”) and the regulations and guidance promulgated thereunder, including the Capital Program Reporting Guidance, dated May 9, 2022 and the Capital Program Policy Guidelines, dated November 10, 2021 (all as may be amended from time and collectively referred to herein, together with ARPA, as the “Act”) to strengthen programs that support private financing to small businesses; and

WHEREAS, Lender is willing to make the Loan to Borrower on the terms and subject to the conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the agreements, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless defined elsewhere in this Agreement, the following terms shall have the meanings herein specified:

“Affiliate” has the meaning set forth in Section 7.02 of this Agreement.

“Borrower” has the meaning set forth in the introductory paragraph of this Agreement.

“Change of Control” means (a) one or more transactions resulting in one or more Persons (other than the shareholders of Borrower that are existing as of the date hereof) either (i) owning in the aggregate in excess of 50% of the then outstanding capital stock interests of Borrower or (ii) being able to elect a majority of the board of directors of Borrower or otherwise to exercise, directly or indirectly, control over the management of Borrower, provided that either such change described in (a)(i) or (a)(ii) also actually resulted in a material change in the management team of Borrower, or (b) a sale of all or substantially all the assets of the Borrower or any of its subsidiaries.

“Closing” means the date of this Agreement.

“Default Rate” has the meaning set forth in the Note.

“Event of Default” has the meaning set forth in Article 8 of this Agreement.

“Expense Payments” has the meaning set forth in Section 9.03 of this Agreement.

“GAAP” means U.S. generally accepted accounting principles, consistently applied, for the period or periods in question.

“Hazardous Materials” means (a) hydrocarbon gases, propane, petroleum and petroleum products (including their by-products and breakdown products), radioactive materials, asbestos-containing materials, polychlorinated biphenyls, lead paint, mold or other microbial contamination and radon gas, and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any environmental law. De minimis amounts of household cleaning supplies, office supplies and petroleum-based products used in the ordinary course of operating the real property and which are stored and disposed of in accordance with applicable laws are not considered Hazardous Materials.”

“Indebtedness” of any Person means (a) all obligations of such Person for borrowed money; (b) all obligations on which interest charges are customarily paid or accrued; (c) all obligations of such Person evidenced by bonds, debentures, notes or other instruments, all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person; (d) all obligations of such Person issued or assumed as the deferred and unpaid purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business that are not past due and which are classified as short term liabilities in accordance with GAAP); (e) all obligations of others secured by (or having an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (f) all guarantee obligations by such Person of Indebtedness of others; (g) all capital lease obligations of such Person; (h) all obligations of such Person as an account party in respect of letters of credit or similar facilities and bankers’ acceptances; (i) the obligations outstanding under any synthetic leases, off-balance sheet loan or similar off-balance sheet financing of such Person; (j) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; (k) all obligations of any partnership or joint venture as to which such Person is or may become liable to the extent such obligations are deemed to be liabilities under GAAP and (l) any item (other than trade accounts payable incurred in the ordinary course of business that are not past due and which are classified as short term liabilities in accordance with GAAP) which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities.

“Lender” has the meaning set forth in the introductory paragraph of this Agreement, its successors and assigns.

“Loan” has the meaning set forth in the Recitals to this Agreement.

“Loan Documents” has the meaning set forth in Section 2.06 of this Agreement.

“Maturity Date” has the meaning set forth in the Note.

“Note” means the Term Promissory Note dated the date hereof in the aggregate principal amount of $5,000,000 from Borrower made payable to Lender, as the same may be amended, replaced, restated, extended, renewed or otherwise modified from time to time.

“Obligations” means all indebtedness, advances pursuant to this Agreement or otherwise, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Borrower to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, in each case arising under this Agreement or any of the other Loan Documents. The term “Obligations” includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of Borrower, whether or not allowed in such proceeding), fees, charges, expenses, attorneys’ fees, and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

“Parent Company” means Clene, Inc., a corporation incorporated in the State of Delaware, the owner of 100% of the issued and outstanding stock of Borrower.

“Person” means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a governmental authority, any other organization or entity.

“Solvent” means, as to any Person, that such Person at the time of determination: (a) owns assets whose fair saleable aggregate value is greater than the amount required to pay all its liabilities; (b) is able to pay all its liabilities as such liabilities mature; and (c) has paid in and unimpaired capital sufficient to carry on its business and transactions and all business and transactions in which it engages or is about to engage.

“Supporting Documentation” has the meaning set forth in Section 5.03(a) of this Agreement.

2. Loan

2.01 Original Principal Amount. Subject to the terms and conditions set forth herein, Lender agrees to loan to Borrower, and Borrower agrees to borrow from Lender, the principal amount of $5,000,000.

2.02 Note. Borrower's indebtedness to Lender for the Loan, together with interest accrued thereon, shall be evidenced by the Note.

2.03 Disbursement. All loan disbursements shall:

(a) Occur on or before the six (6) month anniversary of the Closing;

(b) Be in increments of $1,000,000;

(c) Be the cause of and result in a matching equity investment in the Parent Company that is equal to the amount of the disbursement (the “1:1 Financing”). Such equity investment (i) is anticipated to be in the form of purchases of the common stock of the Parent Company and the subsequent transfer by the Parent Company to the Borrower of the proceeds received by the sale of the common stock to be used for Borrower’s business purposes; (ii) shall not occur earlier than 90 days prior to the matching Loan disbursement; (iii) shall not be used by the Borrower as matching funds for any other Program funds received from the State of Maryland; and (iv) shall satisfy the requirements of the Act in all respects; and

(d) Be subject to the availability and sufficiency of funds received by the Department pursuant to the Act.

2.03 Repayment. Borrower shall repay the Loan and the interest accrued thereon in accordance with the terms of the Note.

2.04 Use of Proceeds. The proceeds of the Loan shall be used by Borrower for the purposes set forth in the Recitals above, and unless prior written consent of Lender is obtained, for no other purpose. Borrower acknowledges that the Loan is a commercial loan and the proceeds thereof are to be used for commercial purposes only.

2.05 Conversion Rights. Following the first (1st) anniversary of the Closing, Lender may, in its sole discretion, convert any portion of the outstanding balance of the Loan into common stock of the Parent Company by purchasing such common stock at the price of the greater of: (i) ninety-seven percent (97%) of the 30-day trailing volume-weighted average sales price for the common stock, ending on and including the date on which the stock is purchased; or (ii) $4.00 per share. Lender shall exercise its right to convert the outstanding balance of the Loan into the common stock in increments of $1,000,000. Lender acknowledges that the common stock issued upon such conversion will be restricted securities under the federal securities laws and that Borrower and the Parent Company will have no obligation to register the issuance of such shares upon conversion or any resale of such shares under the federal securities laws. Any portion of the outstanding balance of the Loan that the Lender does not convert into common stock as set forth herein shall remain subject to the terms and conditions in the Note.

2.06 Loan Documents. This Agreement, the Note and any other instrument, agreement, or document, simultaneously or hereafter executed and delivered by Borrower or any other Person, singularly or jointly with any other Person, evidencing the Obligations, this Agreement or the Note are sometimes referred to herein collectively, as the “Loan Documents.” The Loan Documents are incorporated herein by reference as if fully set forth herein anew.

2.07 Acceleration at the Option of Lender. Upon a Change of Control, Lender may accelerate the payment date of any then outstanding principal of the Loan by written notice to the Borrower and declare such outstanding principal to be due and payable upon such declaration.

3. Representations and Warranties of Borrower. To induce Lender to enter into this Agreement, Borrower represents, warrants and agrees as of the date hereof as follows:

3.01 Good Standing; Subsidiaries. Borrower is a Delaware corporation and is duly organized and validly existing in the State of Delaware and the State of Maryland, has the power and authority to own its properties and to carry on its business as currently conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary or desirable. Borrower has three (3) wholly owned subsidiaries.

3.02 Power and Authority. Borrower has full power and authority to execute and deliver this Agreement and each of the other Loan Documents executed and delivered by it, to make the borrowing hereunder, and to incur the Obligations, all of which have been duly authorized by all proper and necessary company or corporate action (all of which actions are in full force and effect) and do not and will not require any consent or approval of the members or directors of Borrower which has not been obtained. No consent or approval of any other Person or public authority is required as a condition to the validity or enforceability of this Agreement or any of the other Loan Documents executed and delivered by Borrower.

3.03 Binding Agreements. The Loan Documents have been properly executed by Borrower, constitute valid and legally binding obligations and agreements of Borrower, as applicable, and are enforceable in accordance with their respective terms.

3.04 No Conflicting Laws or Agreements. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party will not (a) violate any provision of law, any order of any court or government instrumentality or agency, any organizational document, any indenture, any loan or credit agreement or any other agreement, commitment, lease, contract, deed of trust, mortgage, note or other instrument to which Borrower is a party, or by which it or any of its property is bound; (b) be in conflict with, result in a breach of, or constitute (with due notice, lapse of time, or both) a default under any such indenture, agreement, commitment, lease, contract, deed of trust, mortgage, note or other instrument, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of Borrower; or (c) result in or require the acceleration of any Indebtedness of Borrower.

3.05 Financial Condition. The most recent financial statements of Borrower and other related information previously submitted to Lender are true, complete and correct in all material respects, fairly represent the financial condition of Borrower and the result of its operations and transactions as of the dates and for the periods of such statements and have been prepared in accordance with GAAP or such other method used by Borrower acceptable to Lender. There are no material liabilities, direct or indirect, fixed or contingent, matured or unmatured, known to Borrower which are not reflected therein. There has been no material adverse change in the business, operations, prospects, assets, properties or condition (financial or otherwise) of Borrower since the date of such financial statements (and to the Borrowers knowledge, no such adverse change is pending or threatened), and Borrower has not guaranteed the obligations of, or made any investments in or advances to, any company, individual or other entity except as either disclosed in such financial statements or entered into in connection with the Loan. Borrower currently has, and shall maintain, assets which, fairly valued, exceed its obligations, liabilities and debts, and assets sufficient to satisfy and repay its obligations and liabilities.

3.06 Taxes. Borrower has filed or caused to be filed all federal, state and local income, excise, property and other tax returns which are required to be filed. All such returns are true and correct in all material respects, and Borrower has paid or caused to be paid all taxes, assessments, interest and penalties as shown on such returns or on any assessment received by them, to the extent that such taxes have become due, including all F.I.C.A. payments and withholding taxes. The amounts reserved as a liability for income and other taxes payable in the most recent financial statements of Borrower provided to Lender pursuant to this Agreement are sufficient for the payment of all unpaid federal, state, county and local income, excise, property and other taxes, whether or not disputed, of Borrower accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which Borrower may be liable in its own right or as a transferee of the assets of, or as successor to, any other Person.

3.07 Compliance with Law. No governmental action or proceeding is pending or, to the knowledge of Borrower, threatened or reasonably anticipated, with respect to the revocation or suspension of any permits or authorizations for the use or operation, as now existing or hereafter contemplated, of Borrower’s business. The condition and operation of Borrower’s business complies with all federal and state laws, rules, regulations, and ordinances.

3.08 Litigation. Except as previously disclosed to Lender in writing, there are no actions, claims, suits or proceedings pending, or, to the knowledge of Borrower, threatened in writing, against or affecting Borrower at law or in equity or before or by any governmental instrumentality or agency (domestic or foreign), commission, board, bureau, arbitrator or arbitration panel, and there is no possibility of any judgment, liability or award which may reasonably be expected to result in any material adverse change in the business, operations, prospects, properties or assets or condition, financial or otherwise, of Borrower. Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule, award or regulation of any court, governmental instrumentality or agency, commission, board, bureau, or arbitrator or arbitration panel.

3.09 No Defaults. There is no Event of Default and no event has occurred and no condition exists, that with the giving of notice or the passage of time, would constitute an Event of Default. Borrower is not in default under any material contract, agreement, commitment or other instrument to which it is a party including with respect to any Indebtedness. No holder of any Indebtedness of Borrower has given notice of any asserted default thereunder. No liquidation or dissolution of Borrower and no receivership, insolvency, bankruptcy, reorganization or other similar proceeding relative to Borrower or its respective properties is pending or, to the knowledge of Borrower, is threatened or reasonably anticipated, against Borrower.

3.10 Approvals. Neither the nature of Borrower or of its businesses or properties, nor any relationship between Borrower and any other Person, nor any circumstance in connection with the making of the Loan, or the offer, issue, sale or delivery of the Note, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental instrumentality or agency or any other Person, as a condition to the valid execution, delivery and performance by Borrower of any Loan Document to which it is a party, the borrowing of the principal amount of the Loan or the offer, sale or delivery of the Note hereunder.

3.11 Borrower’s Own Review and Analysis. Borrower has, on its own initiative, applied to Lender for the Loan and has not relied upon any representation, either oral or written from Lender, or any of Lender's officers, employees or counsel, regarding Borrower’s need for the Loan monies or Borrower’s future financial wherewithal to repay the Loan monies to Lender. In this regard, Borrower has conducted its own financial analysis and independent review and analysis of the Supporting Documentation.

3.12 Economic Benefit. Borrower is satisfied that it is receiving significant and adequate financial benefit from the Loan in consideration for Borrower’s undertaking of the Obligations.

3.13 No Hazardous Materials. To Borrower’s knowledge, none of the real property used by it in its business has been or is being used to make, store, handle, treat, dispose of, generate, or transport Hazardous Materials in violation of any applicable law. To the knowledge of Borrower, there has not been a release of Hazardous Materials on, from, or near any such property. Borrower has never received any notification, citation, complaint, violation, or notice of any kind from any Person relating or pertaining to the making, storing, handling, treating, disposing, generating, transporting, or release of Hazardous Materials.

3.14 Solvency. Borrower will be Solvent both before and as of immediately after Closing, after giving full effect to the Loan and all of Borrower’s Indebtedness. Borrower knows of no reason which is likely to cause it to be unable to maintain such Solvent financial condition, giving full effect to the Obligations. Borrower has sufficient capital to carry on its business and transactions as now conducted.

3.15 Documents. All documents furnished to Lender by Borrower on or prior to the date hereof are accurate, complete, and truthful in all material respects.

3.16 SEDI Entity. Borrower is a small business, as defined by the U.S. Small Business Administration and qualifies as a SEDI business, as defined by the Act.

4. Representations and Warranties of Lender. To induce Borrower to enter into this Agreement, Lender represents, warrants and agrees as of the date hereof as follows:

4.1 Authorization. This Agreement constitutes Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Lender represents that it has full power and authority to enter into this Agreement.

4.2 Purchase Entirely for Own Account. Lender acknowledges that this Agreement is made with Lender in reliance upon Lender’s representation to Borrower that the Note will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note.

4.3 Disclosure of Information. Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Note. Lender further represents that it has had an opportunity to ask questions and receive answers from Borrower regarding the terms and conditions of the offering of the Note.

5. Conditions of Lending. The obligation of Lender to make the Loan hereunder is subject to the following conditions precedent:

5.01 Approval of Counsel for Lender. All legal matters incident to the Loan and all documents necessary in the opinion of Lender to make the Loan shall be satisfactory in all respects to the Office of the Attorney General.

5.02 Loan Documents. All the Loan Documents required by Lender shall be executed, delivered and, if deemed necessary by Lender, recorded, all at the sole expense of Borrower.

5.03 Supporting Documents. (a) Lender shall receive on or before the date hereof (i) such documents as Lender or its counsel may reasonably require Borrower to execute, in form and substance acceptable to Lender; (ii) current Certificates of Status from the Department of Assessment & Taxation of the State of Maryland and the Delaware Secretary of State confirming Borrower’s good standing in each jurisdiction; and (iii) such additional information, instruments, appraisals, documents, certificates and reports as Lender or its counsel may reasonably deem necessary (all documentation described in this Section 5.03(a) shall collectively hereinafter be referred to as the “Supporting Documentation”); and (b) Borrower expressly acknowledges and agrees that (i) Lender’s review of the Supporting Documentation has taken place and/or shall hereafter take place exclusively for Lender’s own purposes, which include Lender's analysis, underwriting and documenting of the Loan; (ii) neither Lender, nor any officer, employee or counsel of Lender, has made any representation to Borrower as to, for Borrower’s purposes, the accuracy, completeness or legal sufficiency of any of the Supporting Documentation; and (iii) neither Lender nor any officer, employee or counsel of Lender shall be liable or responsible to Borrower for the accuracy, completeness or legal sufficiency of any of the Supporting Documentation.

6. Affirmative Covenants. Borrower covenants and agrees that, so long as any of the Loan Documents shall remain in effect, or unless Lender shall otherwise consent in writing, it shall, and if required by the Lender, shall cause the Parent Company, to:

6.01 Program Requirements.

(a) Deliver to the Lender written evidence, satisfactory to the Lender and its legal counsel, of the financing that the Loan was the cause of and resulted in, including written evidence that the Loan was the cause of and resulted in at least the 1:1 Financing required by the Act and described in further detail in the November 10, 2021 Guidelines promulgated by Treasury, as amended, as well as any financing that exceeded the 1:1 Financing minimum required by the Act;

(b) Provide information and regular reports, in the manner and form reasonably determined by the Lender, to enable the Lender to comply with the quarterly and annual reporting obligations required of Lender by the Act;

(c) Provide the certifications required by recipients of Program funding, set forth in Exhibit A, as the same may be amended from time to time.

6.02 Tax Returns. Within 30 business days after filing but in any event not later than 180 calendar days after the close of each such calendar year, provide Lender with copies of its filed federal income tax returns for such calendar year. If an income tax extension is filed by Borrower, proof of such extension will suffice until such time that an actual return is filed.

6.03 Notices. Provide Lender with prompt written notice of the following:

(a) any action, suit, and proceeding before any court or governmental agency of any type with an amount in controversy in excess of $250,000;

(b) any initial public offering of capital stock of the Borrower or any Change of Control;

(c) the occurrence of any condition or event that constitutes, or with the running of time, the giving of notice, or both, would constitute, an Event of Default; and

(d) any notices or mailings made to all holders of Borrower’s capital stock in their capacities as such, along with copies of any such notices or mailings.

6.04 Taxes and Claims. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or any of its income or properties prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any of its properties. If Borrower fails to pay any such tax, assessment, charge, levy or claim (or any deficiency as hereinafter set forth) at the time or in the manner provided in this Section, Lender may, at its option, pay such tax, assessment, charge, levy or claim, and Borrower shall pay to Lender the amount of any sum so paid, with interest thereon, at a rate equal to the Default Rate, until paid in full. Borrower shall have the right to contest the validity of any such tax, assessment, charge, levy or claim, in good faith by timely and appropriate proceedings, so long as the repayment of the Loan is not, in the opinion of Lender, impaired during the period of such contest.

6.05 Maintenance of Existence and Licenses. Maintain (a) its corporate existence in good standing in the State of Maryland and in each jurisdiction where it is required to register or qualify to do business, and (b) in full force and effect all licenses and permits necessary to the proper conduct of its business.

6.06 Compliance with Laws. Comply in all material respects with all applicable federal, state and local laws, rules and regulations to which it is subject, including the Act.

6.07 Records.

(a) keep and maintain accurate books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and its affairs, and permit such books (including any books of account, records, correspondence and other papers) to be inspected and copied during normal business hours and at any other reasonable times, and to discuss the affairs, finances and account with their respective officers and their respective independent certified public accountants or other parties preparing statements for or on its behalf;

(b) make available to the Inspector General of the United States Department of the Treasury all books and records related to the use of the Loan, subject to the Right to Financial Privacy Act (12 U.S.C. § 3401 et seq.);

(c) following an Event of Default, at the request of Lender, cause such books and records to be audited or reviewed, at the expense of the Borrower, by an independent certified public accountant selected by Lender and promptly notify Lender of any material adverse change in its financial condition; and

(d) when providing information to Lender under this Section 6.07, certify all such information is true, correct and accurate in all material respects.

7. Negative Covenants. Borrower covenants and agrees that, so long as any of the Loan Documents shall remain in effect, unless Lender shall otherwise consent in writing, it shall not, either directly or indirectly:

7.01 Continuity of Operations. Engage, as a primary activity, in any business activities substantially different than biopharma or life sciences, (b) cease operations, liquidate or dissolve (other than in connection with a Change of Control), or (c) sell or otherwise transfer a substantial portion of its assets (other than in connection with the sale or transfer of all or substantially all its assets).

7.02 Affiliate Transactions. Other than the transactions contemplated by this Agreement, make any material payment or loans to, or repay any existing loans made to it by, or enter into any other material transaction, contract, agreement, understanding or guarantee with or for the benefit of, any Affiliate, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person and (b) the sale of Borrower’s equity securities to venture capital, private equity, public markets or strategic investors in a bona fide equity transaction. For purposes of this Agreement, “Affiliate” means (a) any entity in which Borrower legally or beneficially owns or holds, directly or indirectly, any capital stock, membership interest or other equity interest; (b) any Person that is, directly or indirectly, an owner or member of Borrower; (c) any Person that is a director, officer, employee, stockholder (legally or beneficially) or other Affiliate of any of the foregoing or of Borrower; (d) any member of the immediate family of any individual referenced in the foregoing clauses (a) through (c); and (e) any Person that directly or indirectly controls, is under the control of, or is under common control with, Borrower, including, any Person that directly or indirectly has the right or power to direct the management or policies of Borrower and any Person whose management or policies Borrower directly or indirectly has the right or power to direct. For purposes hereof, “control” means possession, directly or indirectly, of power to direct or cause the direction of management and policies (whether through ownership of voting securities, by contract or otherwise).

8. Default. Each of the following shall constitute an “Event of Default” under this Agreement and the Note:

8.01 Payment Default. Failure of Borrower to pay when and as the same shall become due and payable any principal, interest or other sum owing on the Loan pursuant to the Note, whether at the due date thereof or by acceleration thereof or otherwise, and such failure continues for 30 days.

8.02 Performance Default. The failure of Borrower to comply with or perform when due any term, obligation, covenant or condition contained in this Agreement, the other Loan Documents, the Act, or with any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower, and in the event of a failure described in this Section 8.02, such failure continues unremedied for a period of 30 days after the earlier of (i) the date Borrower knows or should have known of the occurrence of such default and (ii) the date on which notice thereof is given to Borrower by Lender.

8.03 False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower that is false or misleading in any material respect at the time made or furnished.

8.04 Act of Bankruptcy. The occurrence of any of the following with respect to Borrower: (a) Borrower made an assignment for the benefit of its creditors; (b) Borrower admitted in writing its inability to pay its debts as they become due; (c) Borrower filed a voluntary petition in bankruptcy; (d) Borrower was adjudicated bankrupt or insolvent; (e) Borrower filed any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable law pertinent to such circumstances; (f) Borrower filed or shall file any answer admitting or not contesting the material allegations of a bankruptcy, insolvency or similar petition filed against Borrower; (g) Borrower sought or consented to, or acquiesced in, the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part of the properties of Borrower; (h) 60 days elapsed after the commencement of an action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable law without such action having been dismissed or without all orders or proceedings thereunder affecting the operations or the business of Borrower having been stayed, or if a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (i) 60 days shall have expired after the appointment, without the consent or acquiescence of Borrower of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the assets and properties of Borrower without such appointment having been vacated.

8.05 Relocation. Borrower shall have moved its primary manufacturing operations to a state other than Maryland.

8.06 Change of Management. Borrower shall have failed to provide notice to Lender within 10 days after Rob Etherington ceases to serve as Borrower’s chief executive officer or Mark Mortenson ceases to serve as Borrower’s Chief Science Officer.

9. Remedies. If an Event of Default shall occur, then in each and every such case, Lender may at any time thereafter exercise and/or enforce any of the following rights and remedies:

9.01 Upon the occurrence of an Event of Default (whether or not such Event of Default is declared), Lender, in Lender's sole and absolute discretion, shall have the right to raise the rate of interest accruing on the Note to the Default Rate upon notice to Borrower.

9.02 Acceleration. If an Event of Default described in Section 8.04 (Bankruptcy) above shall have occurred, then the Obligations and all accrued and unpaid interest and charges thereon, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding. If any Event of Default described in Article 8 above (other than events described in Section 8.04) shall have occurred, then at any time thereafter during the continuance of such event, Lender may by notice to Borrower, declare the Obligations to be immediately due and payable, whereupon the same shall become due and payable, together with accrued and unpaid interest thereon, without presentment, demand, protest or notice of dishonor, all of which Borrower hereby expressly waives, anything contained herein to the contrary notwithstanding. Lender may, by notice to Borrower, rescind and annul any declaration of default or acceleration of maturity under this Section 9.02 prior to the indefeasible payment in full of the Obligations.

9.03 Performance by Lender. If Borrower shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Loan Documents, Lender without notice to or demand upon Borrower and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower. All sums so paid or advanced by Lender and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection therewith (the “Expense Payments”) together with interest thereon at the Default Rate from the date of payment or advance and continuing until paid in full, shall be paid by Borrower to Lender on demand and shall constitute and become part of the Obligations.

9.04 No Further Advances. Lender shall have no obligation to make further advances or to disburse any further Loan proceeds to Borrower.

9.05 Exercise of Rights and Remedies. Lender may exercise any rights and remedies available to Lender under this Agreement, the Note, and the other Loan Documents, and under applicable laws.

9.06 [Intentionally deleted.]

9.07 Other Remedies. Exercise any one or more of the rights and remedies under other provisions of this Agreement, under the Note, under any of the other Loan Documents, or provided by applicable law.

9.08 Cumulative Remedies. Each right, power and remedy of Lender as provided for in the Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy, and the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Lender of any or all other such rights, powers or remedies.

9.09 Cost of Collection. In the event of any Event of Default under this Note, the Borrower shall pay reasonable attorney’s fees and expenses and all out of pocket costs of collection incurred by Lender.

10. Miscellaneous.

10.01 Survival. All covenants, agreements, representations and warranties made in this Agreement and the Loan Documents shall survive the execution and delivery thereof and shall continue in full force and effect so long as any Obligations, including any renewals or extensions of the Note, are outstanding and unpaid.

10.02 Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing, personally delivered or sent by postage prepaid first class certified mail, return receipt requested, overnight courier or by facsimile machine, and shall be deemed to be given on the day that such writing is delivered or sent by facsimile machine, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by postage prepaid first class certified mail, return receipt requested, or by overnight delivery service, or one business day after such notice is sent by overnight courier or three business days after said notice is sent by certified mail. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this paragraph, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated for such party below:

If to Borrower: Clene Nanomedicine, Inc.

6550 South Millrock Drive

Suite G50

Salt Lake City, Utah 84121

Attention: Chief Executive Officer

With a copy to: Clene Nanomedicine, Inc.

500 Principio Parkway West, Ste. 400

North East, MD 21901

Attention: General Counsel

If to Lender: Department of Housing and Community Development

7800 Harkins Road

Lanham, MD 20706

Attn: Director of Strategic Business Initiatives

With a copy to: Department of Housing and Community Development

7800 Harkins Road

Lanham, MD 20706

Attn: Office of the Attorney General

or at such other address as the parties may have furnished to each other in writing in accordance with this Section 10.02. Borrower shall forward to Lender, without delay, any notices, letters or other communications delivered to any of them which could reasonably be deemed to affect the ability of Borrower to perform its obligations to Lender under the Loan Documents.

10.03 Costs and Expenses. Borrower shall bear reasonable attorneys’ fees and any and all reasonable fees, out of pocket costs and expenses, of whatever kind and nature, including any taxes of any kind and disbursements, which Lender may incur in successfully defending or prosecuting any actions or proceedings arising out of or relating to transactions with Borrower. All such fees, including reasonable attorneys’ fees, and out of pocket costs and expenses until paid shall be included in the Indebtedness or deducted from any amount due of Borrower. Borrower agrees that the attorneys retained by Lender shall represent only the interests of Lender.

10.04 Indemnification of Lender. Borrower shall protect and indemnify Lender from and against any and all demands, suits, losses, assessments, fines, claims, damages, penalties causes of action, costs or other expenses (including reasonable attorneys' fees and disbursements), imposed upon or incurred by or asserted against Lender or the directors, officers, agents or employees of Lender by reason of and including but not limited to liability or damage resulting from: (a) any failure on the part of Borrower to perform or comply with any of the terms of this Agreement; (b) any action brought against Lender attacking the validity of this Agreement or any other Loan Document; and/or (c) actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials arising from Borrower’s business operations or the Project in the surface or ground water arising from Borrower’s business operations, or gaseous emissions arising from Borrower’s business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. The term “property damage” as used in this Section includes, but is not limited to, damage of any real or personal property of any party hereto and of any third parties. Any amounts payable to Lender under this Section which are not paid within 30 days after written demand therefor by Lender shall bear interest at the Default Rate set forth in the Note. In the event any action, suit or proceeding is brought against Lender or the directors, officers, agents or employees of Lender by reason of any such occurrence, the Borrower, upon the request of Lender and at the Borrower’s expense, shall resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Borrower and approved by Lender. Such obligations under this Section 10.04 as shall have accrued at the time of any termination of this Agreement shall survive any such termination.

10.05 Lender Disclosures. Borrower consents and agrees that Lender may issue press releases concerning, and otherwise publicly announce or publicize, financings provided by Lender to Borrower, provided that Lender provides Borrower with a reasonable opportunity to review such press releases, publications or announcements prior to public release. Borrower may be subject to certain public disclosure rules and may have certain requirements for financial reporting and investment monitoring. Borrower agrees to comply with any such requirements, upon receipt of notice thereof.

10.06 Change, etc. This Agreement and any term, condition, representation, warranty, covenant or agreement contained herein may only be changed, waived, discharged or terminated by an instrument in writing signed by the party against whom such change, waiver, discharge or termination is sought.

10.07 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof). Borrower hereby (a) agrees that all disputes and matters whatsoever arising under, in connection with, or incident to this Agreement shall be litigated, if at all, in and before a court located in the State of Maryland to the exclusion of the courts of any other state or country and (b) irrevocably submits to the nonexclusive jurisdiction of any Maryland court or federal court sitting in the State of Maryland in any action or proceeding arising out of or relating to this Note, and hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

10.08 Terms Binding. All the terms, conditions, stipulations, warranties, representations and covenants of this Agreement shall apply to and be binding upon and shall inure to the benefit of the parties hereto and each of their respective heirs, executors, personal representatives, successors and assigns and all Persons who become bound as a debtor under this Agreement.

10.09 Invalidity of Certain Provisions. If any term or provision of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of such term or provision or the application thereof to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

10.10 Merger, Integration and Interpretation. The Loan Documents contain the entire agreement of the parties with respect to the matters covered and the transactions contemplated hereby and thereby, and no other agreement, statement or promise made by any such party, or by any employee, officer, agent or attorney of any such party, which is not contained herein or therein, shall be valid or binding. No Loan Document, nor any uncertainty or ambiguity in any Loan Document, shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other Loan Documents have been reviewed by each of the parties and its respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish the purposes and intentions of all parties hereto fairly.

10.11 No Partnership – Control – Third Parties. This Agreement contemplates the extension of credit by Lender, in its capacity as a lender, to Borrower, in its capacity as a borrower, and for the payment of all amounts outstanding under the Note. The relationship between Lender and Borrower is limited to that of creditor and debtor. The provisions herein for compliance with financial covenants, delivery of financial statements, and other covenants are intended solely for the benefit of Lender to protect its interests as lender in assuring payments of interest and repayment of principal, and nothing contained in this Agreement shall be construed as permitting or obligating Lender to act as financial or business advisor or consultant to Borrower, as permitting or obligating Lender to control Borrower, or to conduct Borrower’s operations, as creating any fiduciary obligation on the part of Lender to Borrower, as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, the provision herein relative to the waiver of trial by jury. Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to Lender for credit and to execute and deliver this Agreement. The terms and provisions of the Note and the Loan Documents are for the benefit of the Borrower and Lender, their respective successors, assigns, endorsees and transferees and all Persons claiming under or through them and no other Person shall have any right or cause of action or account thereof.

10.12 Headings. The section and subsection headings of this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.

10.13 Counterparts. To facilitate execution, this Agreement may be executed in any number of counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all the parties hereto. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.14 Waivers. No waiver by Lender of, or consent by Lender to, a variation from any provision of this Agreement or of any other Loan Document shall be effective unless made in a written instrument duly executed on behalf of Lender by its duly authorized officer. Each such waiver or consent shall be effective only to the extent set forth in such instrument. No failure or delay on the part of Lender in insisting upon the strict performance of any term, condition or covenant of, or in exercising any power, right or privilege under, this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof, or the exercise of any other power, right or privilege under this Agreement or under any other Loan Document. No other actions taken by Lender, including, any investigation by or on behalf of Lender, and no failure to take action, shall be deemed to constitute a waiver of, or an extension of time for, compliance with any representation, warranty, condition, agreement or indemnification set forth in this Agreement or in any other Loan Document. By accepting payment after the due date of any amount payable under the Loan Documents, Lender shall not be deemed to have waived the right either to require prompt payment when due of all other amounts payable under the Loan Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

10.15 Assignment. Neither (a) Borrower, nor (b) Lender, unless an Event of Default is in existence, may assign its rights under this Agreement or under any other Loan Document or any interest herein or therein, or attempt to have any other Person assume its obligations under this Agreement or under any other Loan Document, without the prior written consent of the other party.

10.16 Amendment. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or discharge is sought.

10.17 No Benefit to Third Parties. The terms and provisions of this Agreement are for the benefit of Lender and Borrower, and no other Person shall have any right or cause of action on account thereof. Lender shall in no event be responsible or liable to any Person other than to Borrower for any advance or any failure to make an advance or any part thereof, and no other Person shall have any right or claim against Lender pursuant to this Agreement or the administration thereof.

10.18 Terms Generally. The definitions in this Agreement apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” The words “ordinary course of business” are deemed to be followed by the phrase “consistent with past practice.” All references herein to Articles and Sections are deemed references to Articles and Sections of this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature are construed in accordance with GAAP, as in effect from time to time.

[Signatures begin on following page.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Loan Agreement to be executed under seal and attested the day and year first above mentioned.

WITNESS	CLENE NANOMEDICINE, INC.

/s/ Morgan Brown	By:	/s/ Robert Etherington	(SEAL)
	Name:	Robert Etherington
	Title:	President & Chief Executive Officer

[Signatures continue on following page.]

WITNESS	DEPARTMENT OF HOUSING AND COMMUNITY DEVELOPMENT

	By:	/s/ Michael J. Haloskey, III	(SEAL)
	Name:	Michael J. Haloskey, III
	Title:	Director, Business Lending

Exhibit A - Certifications

[Omitted pursuant to Regulation S-K, Item 601(a)(5). We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.]